Exhibit 23.3

[Letterhead of SRK Consulting (U.S.), Inc.]

CONSENT OF SRK CONSULTING (U.S.), INC.

The undersigned hereby states as follows:

The undersigned prepared the technical report entitled "Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico" dated September 1, 2009 (the “Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on November 9, 2009 (the “Form 10-Q”).

The undersigned hereby consents to the incorporation by reference in the Company’s Registration Statement on Form S-3 (333-158633) and in the related Prospectus of the Company of the summary information concerning the Report, including the reference to the undersigned included with such information, as set forth above in the Form 10-Q.

SRK Consulting (U.S.), Inc.

By: /s/ TERRY BRAUN
Name:  Terry Braun, P.E.
Title:

Date: November 9, 2009